UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2022

Vapotherm, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38740	46-2259298
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Domain Drive
Exeter, New Hampshire		03833
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 603 658-0011

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 per value per share	VAPO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On September 30, 2022 (the “Effective Date”), Vapotherm, Inc. (the “Company”) entered into an Amendment No. 2 to Loan and Security Agreement with SLR Investment Corp., as Collateral Agent, and the lenders party thereto (the “Second Amendment,” together with the Loan and Security Agreement, the “Amended Loan and Security Agreement”). The Second Amendment includes:

•
A modification of the Company’s minimum revenue covenant for the remainder of 2022;
•
The addition of a minimum liquidity covenant equal to $20 million;
•
Replacement of the London Interbank Offered Rate with the Secured Overnight Financing Rate;
•
An increase of the exit fee from 6.95% to 7.45% of the aggregate principal amount of the Amended Loan and Security Agreement, which is payable at the earliest of (i) the Maturity Date, and (ii) Prepayment of the Amended Loan and Security Agreement;
•
Elimination of the $25 million Term B Loan Facility and its related facility fee equal to $225,000; and
•
A reset of the exercise price of warrants to purchase 107,373 shares of the Company’s common stock issued to the lenders on February 18, 2022 in connection with the Term A Loan Facility funding to a new exercise price of $1.63 per share.

The foregoing summary of the Second Amendment, which includes other customary terms, conditions and restrictions, does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Second Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 27, 2022, the Company received a notice (the “Notice”) from the New York Stock Exchange, Inc. (the “NYSE”) that the Company is not in compliance with the continued listing standards set forth in Section 802.01B of the NYSE Listed Company Manual. Such noncompliance of Section 802.01B is based on the Company’s average global market capitalization for the prior 30 trading-day period being below $50 million while at the same time as the Company’s stockholders’ equity is less than $50 million.

The Company plans to notify the NYSE that the Company intends to submit a plan (the “Plan”) to cure the deficiency and return to compliance with the NYSE continued listing requirements. In order to avoid delisting under Section 802.01B (i.e., the market capitalization standard), the Company has 45 days from the receipt of the Notice to submit the Plan advising the NYSE of definitive action the Company has taken, or is taking, which would bring the Company into conformity with continued listed standards within 18 months of receipt of the Notice. The NYSE will review the Plan and, within 45 days of its receipt, determine whether the Company has made a reasonable demonstration of an ability to conform to the relevant standards in the 18 month period. If the NYSE accepts the Plan, the Company’s common stock will continue to be listed and traded on the NYSE during the 18 month cure period, subject to the Company’s compliance with other continued listing standards, and the Company will be subject to quarterly monitoring by the NYSE for compliance with the Plan. If the Plan is not submitted on a timely basis or is not accepted, the NYSE could initiate delisting proceedings.

The Company intends to take steps to remedy the listing deficiencies in a timely manner; however, no assurance can be given that the Company will be able to regain compliance with the applicable NYSE listing standards or otherwise maintain compliance with the other listing standards set forth in the NYSE Listed Company Manual.

The Notice has no immediate impact on the listing of the Company’s common stock, which will continue to trade on the NYSE during the applicable cure period, subject to the Company’s compliance with the other listing requirements of the NYSE. The Company’s common stock will continue to trade under the symbol “VAPO”, but will have an added designation of “.BC” to indicate that the Company is not currently in compliance with NYSE continued listing standards.

Item 7.01 Regulation FD Disclosure

On October 3, 2022, the Company issued a press release announcing the Second Amendment and its receipt of the Notice from the NYSE. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01 is deemed to have been furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Amendment No. 2 to Loan and Security Agreement, dated as of September 30, 2022, among Vapotherm, Inc., SLR Investment Corp., as Collateral Agent, and the Lenders Party Thereto
10.2	Form of Amended and Restated Warrant to Purchase Common Stock, dated February 18, 2022, issued by Vapotherm, Inc. in Connection with Credit Facility
99.1	Press Release Issued by Vapotherm, Inc. on October 3, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vapotherm, Inc.

Date:	October 3, 2022	By:	/s/ James A. Lightman
James A. Lightman Senior Vice President, General Counsel and Secretary